   As filed with the Securities and Exchange Commission on December 13, 1996


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 DNX CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      22-2877973
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                     575 Route 28, Raritan, New Jersey 08869
           (Address of Principal Executive Offices Including Zip Code)

                                 DNX CORPORATION
                             1991 STOCK OPTION PLAN
                 (AS AMENDED THROUGH OCTOBER 1, 1996)
                            (Full title of the plan)

                                 John G. Cooper
     Senior Vice President, Secretary, Treasurer and Chief Financial Officer
                                 DNX Corporation
                                  575 Route 28
                            Raritan, New Jersey 08869
                     (Name and address of agent for service)

                                 (908) 722-7900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                   Proposed
                                                        Proposed                    maximum
Title of securities          Amount to be           maximum offering          aggregate offering             Amount of
to be registered            registered (1)         price per share (2)             price (2)             registration fee

--------------------------------------------------------------------------------------------------------------------------------

Common Stock,
par value $0.01 per           150,000                    $4.875                    $731,250                  $222.00
share
================================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Stock, par value $0.01 per share (the "Common Stock"), as may become issuable pursuant to the anti-dilution provisions of the 1991 Stock Option Plan, as amended and restated as of October 2, 1996 (the "Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on December 11, 1996, which date is within five business days prior to filing.

                        Exhibit Index Appears on Page 7




                               Page 1 of 11 Pages

                                     Part II

         This Registration Statement relates to 150,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of DNX Corporation (the "Registrant"), being registered for use under the Registrant's 1991 Stock Option Plan, as amended through October 1, 1996 (the "Plan").


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-19659); (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (File No. 1-19659); and (iii) the description of the Common Stock contained in the Registration Statement on Form 8-A filed on December
10, 1991 (File No. 1-19659) and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 4.   Description of Securities
          -------------------------

         Not applicable. (Class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.)


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

         None.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's Second Restated Certificate of Incorporation and Second Amended and Restated By-laws, attached as Exhibits (3)(i) and (3)(ii), respectively, to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 contain provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by law. The Registrant's Second Restated Certificate of Incorporation also contains a provision that limits the personal liability of its directors to the Registrant or its stockholders to the fullest extent permitted by law. In addition, the Registrant has entered into contracts with its directors and executive officers that provide in part for their indemnification by the Registrant against certain liabilities, and the Registrant also maintains insurance coverage for the benefit of its directors and officers with respect to many types of claims that may be made against them.

         Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to indemnification of directors, officers, employees and agents of a Delaware corporation.


Item 7.   Exemption from Registration Claims
          ----------------------------------

         Not Applicable.


                               Page 2 of 11 Pages

Item 8.  Exhibits
         --------


         4.1 DNX Corporation 1991 Stock Option Plan, as amended through October 1, 1996, which is hereby incorporated by reference from Appendix F to the Registrant's definitive Proxy Statement, dated November 11, 1996, for its Annual
                  Meeting to be held December 18, 1996

         5        Opinion of Jones, Day, Reavis & Pogue

         23(a)    Consent of KPMG Peat Marwick LLP

         23(b)    Consent of Jones, Day, Reavis & Pogue -- See Exhibit 5

         24       Power of Attorney


Item 9.  Undertakings
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section

                               Page 3 of 11 Pages

                  13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               Page 4 of 11 Pages

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raritan, State of New Jersey, on December 12, 1996.


                                         DNX CORPORATION



                                         By:  /s/ John G. Cooper
                                              ---------------------------------
                                              John G. Cooper
                                              Senior Vice President, Secretary,
                                              Treasurer and Chief Financial
                                              Officer

                               Page 5 of 11 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                      Title                                      Date
                 ---------                                      -----                                      ----

        *                                    Chairman of the Board of Directors,                     December 12, 1996
--------------------------                   President and Chief Executive
Paul J. Schmitt                              Officer (Principal Executive Officer)


        *                                    Treasurer and Chief Financial                           December 12, 1996
--------------------------                   Officer (Principal Financial Officer
John G. Cooper                               and Principal Accounting Officer)


        *                                    Director                                                December 12, 1996
--------------------------
John K. Clarke

        *                                    Director                                                December 12, 1996
--------------------------
Jesse I. Treu

        *                                    Director                                                December 12, 1996
--------------------------
Desmond H. O'Connell, Jr.

                                             Director                                                December __, 1996
--------------------------
W. Leigh Thompson, M.D.

        *                                    Director                                                December 12, 1996
--------------------------
Photios T. Paulson

         * John G. Cooper, the undersigned attorney-in-fact, by signing his name hereto, does sign and execute this Registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.



December 12, 1996                            By:      /s/ John G. Cooper
                                                      -------------------------
                                                      John G. Cooper
                                                      Attorney-in-Fact


                               Page 6 of 11 Pages

                                  EXHIBIT INDEX
                                  -------------

                                                                                                      Pagination by
                                                                                                       sequential
   Exhibit                                       Exhibit                                                numbering
   Number                                      Description                                               system
   ------                                      -----------                                               ------

     4.1        DNX Corporation 1991 Stock Option Plan, as amended through
                October 1, 1996, which is incorporated by reference from Appendix F to Registrant's definitive Proxy Statement, dated November 11,
                1996, for its Annual Meeting to be held December 18, 1996

      5         Opinion of Jones, Day, Reavis & Pogue

    23(a)       Consent of KPMG Peat Marwick LLP

    23(b)       Opinion and Consent of Jones, Day, Reavis & Pogue -- See Exhibit 5

     24         Power of Attorney



                               Page 7 of 11 Pages